Exhibit 99.1

ACCRETIVE HEALTH TRANSFORMS INTO R1 RCM
Launches R1 Performance StackSM for Revenue Cycle Management

CHICAGO - Jan 5, 2017 - R1 RCM Inc. (OTC Pink: ACHI) (“R1” or the “company”), a leading provider of revenue cycle management and physician advisory services to healthcare providers, announced today that it has formally changed its name from Accretive Health, Inc. to R1 RCM Inc. The R1 brand is designed to reflect the company’s approach to serve as the one revenue cycle management partner for healthcare providers regardless of their payment models, patient engagement strategies, or settings of care. The company uses the R1 Performance StackSM to deliver value by building stronger commercial infrastructure for healthcare providers.

“Our mission is to be the one trusted partner to manage revenue so providers and patients can focus on what matters most,” said Joe Flanagan, President and Chief Executive Officer of R1, “We’ve changed our brand name to emphasize our commitment to revenue cycle excellence and our customers’ success.”

The R1 approach is built on a proven revenue cycle management-operating model designed to fit seamlessly into healthcare organizations. With the R1 Performance StackSM, the company believes that it is uniquely equipped to manage the revenue cycle from end-to-end. R1 can work with healthcare organizations by targeting and transforming individual components of the revenue cycle, co-managing the revenue cycle operations or joining forces as a full operating partner.

The R1 Performance Stack SM offers seven components to revenue cycle management:

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Comprehensive Gains - By leveraging the customer’s data and operating within a health system’s virtual and physical environment, R1’s services are designed to help ensure client economics are significantly improved while enhancing patient experience and improving client revenue predictability as payment models shift. Key performance indicators align R1’s performance with the customer’s.

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Assured Standardization - R1 diagnostics and tools are designed to ensure delivery consistency and enable economic and patient experience gains. Continual measurement and assessment help R1 achieve these standards.

•	Dimensional Visibility - R1 enables timely defect intervention and recovery workflow by providing a clear window into revenue operations with frequent and comprehensive reporting.

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Analytics & Accountability - R1 uses hundreds of measurement methods to drive comprehensive daily accountability designed to identify and correct small issues before they become organizational problems.

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Proprietary Technologies -R1 Hub technologies integrate across multiple host and payor systems. They are designed to scale and perform in the largest, most complex systems to enable end-to-end process integration.

•	Proven Process - The R1 technology, model and processes have been developed through years of experience working with healthcare organizations on their most challenging implementations. The approach and technology are based on standard structures and rigorous methods, tested and proven in multiple organizations and environments.

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Experienced Talent - R1’s teams understand the missions and unique needs of non-profit organizations. Team members are trained and certified then continuously developed and supported to ensure they are equipped to deliver on customer revenue cycle management goals.

R1 offers infrastructure and Shared Services Centers that are HITRUST certified. Its operating system is supported by a fully integrated proprietary technology platform.

Attendees at the 35th Annual J.P. Morgan Healthcare Conference who want to learn more about R1 can see Joe Flanagan speak on Thursday, January 12 at 11:00 am, at the Westin St. Francis Hotel in San Francisco.  A live audio webcast and replay of the presentation will be available on the Investor Relations section of R1's web site at www.r1rcm.com. The archived webcast and presentation materials will also be available for 90 days following the presentation on the Investor Relations section of R1's web site.

About R1 RCM

R1 serves as the one revenue cycle management partner for select hospitals and healthcare systems regardless of their payment models, patient engagement strategies, or settings of care. The company uses a proven operating model based on the R1 Performance StackSM designed to fit seamlessly into any healthcare organization’s infrastructure and to enhance the patient experience, improve provider economics, and provide revenue predictability. To learn more visit: r1rcm.com.

Safe Harbor
This press release contains forward-looking statements, including statements regarding the R1 brand and the company’s anticipated future growth, cost savings and operational results. All forward-looking statements contained in this press release involve risks and uncertainties. The company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in the company’s annual report on Form 10-K for the year ended December 31, 2015. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “designed,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company has based these forward-looking statements on its current expectations and projections about future events. Although the company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the company may consider immaterial or does not anticipate at this time. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company does not know whether its expectations may prove correct. The company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the Securities and Exchange Commission.

Contacts:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Deborah Lacy
650-814-7125
media@r1rcm.com